Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media: Corey Henry
Email: InvestorRelations@pmi.com	Email: Corey.Henry@pmi.com
Stamford, CT: +1 (203) 905 2413	Stamford, CT: +1 (203) 905 2410
Lausanne: +41 (0) 58 242 4500

Philip Morris International Holds 2026 Virtual Annual Meeting of Shareholders

STAMFORD, CT, May 6, 2026 – Philip Morris International Inc. (PMI) (NYSE: PM) held its 2026 Annual Meeting of Shareholders today. André Calantzopoulos, Chairman of the Board, addressed shareholders and answered questions. Jacek Olczak, Group CEO PMI, gave a business presentation, which included an overview of PMI’s:
•remarkable performance in 2025, and robust start to 2026;
•annual net revenues surpassing $40 billion in 2025, including close to $17 billion from our smoke-free business;
•continuation of best-in-class growth targeted for 2026-2028; and
•steadfast commitment to shareholder returns.
"Our leading global position in smoke-free products enabled us to deliver our fifth consecutive year of volume growth in 2025, with excellent revenue performance and significant margin expansion,” said Jacek Olczak, Group CEO PMI.
“Despite a complex operating environment – shaped by economic uncertainty, geopolitical tensions, and evolving regulations, we continue to make significant progress towards our vision of a smoke-free future. Our strong first-quarter performance gives us further confidence in delivering continued best-in-class growth.”
Approximately 81 percent of the shares entitled to vote were represented at the meeting in person or by proxy. The shareholders elected 10 nominees for director; approved, on an advisory basis, the compensation of named executive officers; ratified the selection of PricewaterhouseCoopers SA as independent auditors; and voted against the shareholder proposal. Final voting results will be included in a Form 8-K that PMI will file with the SEC in the coming days.
An archived copy of the webcast of the meeting will be available for approximately one year from the date of the meeting at www.virtualshareholdermeeting.com/PM2026. The presentation slides and script will be available at the same web address.

Forward-Looking & Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; regulatory outcomes; market expectations; business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: marketing and regulatory restrictions that could reduce our competitiveness, disrupt our SFP commercialization efforts, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; excise tax increases and discriminatory tax structures; health concerns relating to the use of tobacco and other nicotine-containing products; litigation related to tobacco and/or nicotine products and intellectual property rights; intense competition; inability to anticipate changes in adult consumer preferences; use and reliance on third-parties; the adverse effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; geopolitical instability affecting international trade; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; continued decline of tax-paid cigarettes; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, sustained periods of elevated inflation, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; disruptions in the credit markets or changes to its credit ratings; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as product components for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful, in key markets or systemically, in its efforts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity; if there are prolonged disruptions of facilities used to produce its products; if it is unable to enter new markets or improve its margins through increased prices and productivity gains; if other market participants are more successful in their SFP commercialization efforts; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2025, and the Quarterly Report on Form 10-Q for the first quarter ended March 31, 2026. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.
Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in over 105 markets, and as of December 31, 2025, PMI estimates they were used by over 43 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 43% of PMI’s first-quarter 2026 total net revenues. Since 2008, PMI has invested over $16 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness areas. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.